EXHIBIT 10.2

AMENDMENT NO. 1 TO

MANAGEMENT AGREEMENT

This AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT (this “Amendment”) is made and entered into as of July 21, 2016, with respect to that certain Management Agreement, dated as of July 10, 2013 (the “Management Agreement”), by and between Fantex Holdings, Inc., a Delaware corporation (“Holdings”), and Fantex, Inc., a Delaware corporation (“Fantex”).

RECITALS

WHEREAS, Fantex and Holdings have entered into the Management Agreement.

WHEREAS, pursuant to Section 16 of the Management Agreement, the Management Agreement may be changed, modified or amended in a writing signed by both parties.

WHEREAS, Fantex and Holdings desire to amend the Management Agreement as set forth below, such amendment to be contingent and effective upon the first issuance and sale of Fantex’s Fantex Sports Portfolio 1 Units (the “Units”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment. Contingent and effective upon the first issuance and sale of the Units, Section 8(a) of the Management Agreement is hereby amended to read in its entirety as follows:

In consideration of the Services provided by Holdings to Fantex as detailed in this Agreement, Fantex shall pay Holdings an amount equal to 5% of the gross cash received by Fantex pursuant to its brand contracts, if any, for any quarterly period (the “Service Fee”), as reported in its periodic reports pursuant to the Securities Exchange Act of 1934, as amended, for such period filed with the Securities and Exchange Commission (each, a “Periodic Report”);  provided,  however, that notwithstanding the foregoing, Fantex shall not pay Holdings any Service Fee pursuant to this Section 8(a) with respect to cash received by Fantex pursuant to the Fantex Series Professional Sports Brand Contracts (as defined below). The parties may negotiate a change to the Service Fee in good faith from time to time to the extent that the parties believe that the Service Fee is not reasonably related to the actual cost of Services in any fiscal year. As used herein, “Fantex Series Professional Sports Brand Contracts” means (i) that certain Brand Agreement, by and between the Corporation, on the one hand, and Ryan Shazier, on the other hand, dated as of September 23, 2015, as the same may be amended from time to time in accordance with its terms, (ii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Terrance Williams, on the other hand, dated as of September 17, 2015, as

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the same may be amended from time to time in accordance with its terms, (iii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Andrew Heaney, on the other hand, dated as of September 10, 2015, as the same may be amended from time to time in accordance with its terms, (iv) that certain Brand Agreement, by and between the Corporation, on the one hand, and Kendall Wright, on the other hand, dated as of March 26, 2015, as the same may be amended from time to time in accordance with its terms, (v) that certain Brand Agreement, by and between the Corporation, on the one hand, and Scott Langley, on the other hand, dated as of December 21, 2015, as the same may be amended from time to time in accordance with its terms, (vi) that certain Brand Agreement, by and between the Corporation, on the one hand, and Kelly Kraft, on the other hand, dated as of April 1, 2016, as the same may be amended from time to time in accordance with its terms, (vii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Kyle Reifers, on the other hand, dated as of April 18, 2016, as the same may be amended from time to time in accordance with its terms, (viii) that certain Brand Agreement, by and between the Corporation, on the one hand, and John Price Maguire, on the other hand, dated as of April 18, 2016, as the same may be amended from time to time in accordance with its terms, (ix) that certain Brand Agreement, by and between the Corporation, on the one hand, and Tyler Duffey, on the other hand, dated as of March 14, 2016, as the same may be amended from time to time in accordance with its terms, (x) that certain Brand Agreement, by and between the Corporation, on the one hand, and Collin McHugh, on the other hand, dated as of April 1, 2016, as the same may be amended from time to time in accordance with its terms, (xii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Jonathan Schoop, on the other hand, dated as of April 1, 2016, as the same may be amended from time to time in accordance with its terms, (xiii) that certain Brand Agreement, by and between the Corporation, on the one hand, and Yangervis Solarte, on the other hand, dated as of April 18, 2016, as the same may be amended from time to time in accordance with its terms, (xiv) that certain Brand Agreement, by and between the Corporation, on the one hand, and Maikel Franco, on the other hand, dated as of April 19, 2016, as the same may be amended from time to time in accordance with its terms, and (xv) that certain Brand Agreement, by and between the Corporation, on the one hand, and Allen Robinson, on the other hand, dated as of April 20, 2016, as the same may be amended from time to time in accordance with its terms.

2. Reference to and Effect on the Management Agreement. On or after the date hereof, each reference in the Management Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Management Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Management Agreement, a reference to the Management Agreement in any of such to be deemed a reference to the Management Agreement as amended hereby.

3. No Other Amendments. Except as set forth herein, the Management Agreement shall remain in full force and effect in accordance with its terms.
4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
5. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Management Agreement.

6. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment or the Management Agreement.

7. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(Signature pages follow)

The parties have executed this Amendment No. 1 to Management Agreement as of the date first written above.

FANTEX, INC.

By: /s/ Ted Monohon______________

Name: Ted Monohon

Title: Vice President, Finance

The parties have executed this Amendment No. 1 to Management Agreement as of the date first written above.

FANTEX HOLDINGS, INC.

By: /s/ Cornell French_________________

Name: Cornell “Buck” French

Title: President and Chief Executive Officer